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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-69334 and Registration Statement No. 333-71866 on Forms S-8 and Registration Statement No. 333-70102 on Form S-3 of our report dated January 30, 2002, appearing in this Annual Report on Form 10-K of Transgenomic, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
March 22, 2002

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